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                                                                                                              EXHIBIT 5(e)
 -----
| AIG |  AMERICAN                                                                                             Change of Beneficiary
 -----      GENERAL

American General Life Insurance Company
Member of American International Group, Inc.
Complete and Return this request to: Annuity Administration o P.O. Box 1401 o Houston, TX 77251-1401
(Before completing this form please read instructions below and on reverse side.)
___________________________________________________________________________________________________________________________________
                                           |                                       |
                                           |                                       |
Contract No.                               | Contract Owner                        |Annuitant
___________________________________________________________________________________________________________________________________

METHOD OF PAYMENT: The death proceeds shall be payable in equal shares to the designated beneficiaries as may be living, unless otherwise provided below. In the event no beneficiary survives the Annuitant or Owner, and if this form or the Contract does not provide otherwise, the proceeds will be paid to the executors or administrators of the deceased's Estate.
===================================================================================================================================

PRIMARY BENEFICIARY:

Full Name                                       Relationship to Annuitant                               Percentages (if applicable)
---------                                       -------------------------                               --------------------------

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

If a living or non-testamentary trust is designated as a primary beneficiary, complete the following:

________________________________________________________________________________________   Dated: _________________________________
                                   Name of Trust

CONTINGENT BENEFICIARY (proceeds payable under this designation only if none of the designated primary beneficiaries survives the deceased Annuitant or Owner):

Full Name                                       Relationship to Annuitant                               Percentages (if applicable)
---------                                       -------------------------                               --------------------------

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

If a living or non-testamentary trust is designated as a contingent beneficiary, complete the following:

________________________________________________________________________________________   Dated: _________________________________
                                   Name of Trust

===================================================================================================================================

The undersigned Contract Owner hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death benefit proceeds payable at the death of the Annuitant or Owner.

I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.

Dated at ___________________________________________________________ this __________ day of ___________________________, 20_______.

_____________________________________________________________________    __________________________________________________________
                             WITNESS                                                         CONTRACT OWNER

_____________________________________________________________________    __________________________________________________________
                             WITNESS                                                  ADDITIONAL SIGNATURE (IF REQUIRED)
===================================================================================================================================

This change of beneficiary and/or method of settlement has been approved by the Company at its Home Office, and presentation of the
Contract for endorsement has been waived.

                                                                                            American General Life Insurance Company

DATE OF APPROVAL: _____________________________________                   BY:______________________________________________________

AGLC 8876 Rev1202                                          Page 1 of 2
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                                         INSTRUCTIONS FOR DESIGNATING BENEFICIARY

1.   All signatures must be in INK and should appear exactly as the name is given in the Contract. A separate election for change of beneficiary must be completed for each Contract.

2.   The full name of the new Beneficiary, relationship to the Annuitant, current mailing address and taxpayer identification number (S.S. No.) should be given for all Beneficiaries. If Beneficiary is to receive payment under life income option, give date of birth.

3.   If a Beneficiary is a married woman, her full given name should be used. For example, Mary E. Jones, not Mrs. J.F. Jones. If a
     Trustee is designated, notification as to the type of trust created should be furnished to the Company.

4.   If two Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivor."
     If three or more Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivors or survivor." If the interest of one Beneficiary is to be contingent to the interest of another, after the name of the first Beneficiary the following words should be placed: "if living; otherwise to."

For your assistance, examples of the wording to be used in some of the more common designations are set out below. In difficult cases where there is doubt as to the proper wording, the Company will prepare a special form for your signature on request.

1.   One Beneficiary                                                         Jane Doe, wife of the Annuitant

2.   Two Primary Beneficiaries                                               Jane Doe, wife of the Annuitant, and John Doe, son,
                                                                             equally, or to the survivor

3.   One Primary and Two Contingent Beneficiaries                            Jane Doe, wife of the Annuitant, if living; otherwise
                                                                             to John Doe and Mary Doe, children of the Annuitant,
                                                                             equally, or to the survivor

4.   One Primary and One Contingent Beneficiary                              Jane Doe, wife of the Annuitant, if living; otherwise
                                                                             to John Doe, son

5.   Two Primary and One Contingent Beneficiary                              John Doe and Mary Doe, parents of the Annuitant,
                                                                             equally, or to the survivor; otherwise, to Jane Doe,
                                                                             sister of the Annuitant

6.   Wife, Primary; Named and Unnamed Children, Contingent Beneficiaries     Contingent Beneficiaries Jane Doe, wife of the
                                                                             Annuitant, if living; otherwise to Henry Doe, Barbara
                                                                             Doe, and Paul Doe, children of the Annuitant, and any
                                                                             other then living children born of the marriage of the
                                                                             Annuitant and said wife, equally, or to the survivors

7.   Wife, Primary; Children and Step-Children Contingents                   Mary Doe, wife of the Annuitant, if living; otherwise,
                                                                             Henry Doe, son of the Annuitant, Mary Doe, step-
                                                                             daughter of the Annuitant, and any then living
                                                                             children born of the marriage of the Annuitant and
                                                                             said wife, equally, or to the survivor

8.   Wife, Primary; Unnamed Children with Second Contingents                 Jane Doe, wife of the Annuitant, if living; otherwise
                                                                             any then living children born of the marriage of the
                                                                             Annuitant and said wife, equally, or to the survivor;
                                                                             otherwise to Harry Doe and Mabel Doe, parents of the
                                                                             Annuitant, equally, or to the survivor

9.   Business Designations                                                   A. The Beacon Oil Company,  Incorporated,  a Texas
                                                                                Corporation Houston, Texas, employer (or creditor),
                                                                                or its successors or assigns

                                                                             B. John Doe, Business Partner

                                                                             C. Harry Doe, Employer (or employee)

10.  Trustee - Written Trust                                                 The American General Bank, Houston, Texas, as Trustee,
                                                                             or its successors in Trust, under Trust Instrument
                                                                             dated May 31, 1995

     Trustee - Testamentary Trust                                            Trustee as provided in the Last Will and Testament of
                                                                             the Annuitant, or successors thereunder

11.  Estate                                                                  The Executors, Administrators, or Assigns of the
                                                                             Annuitant


AGLC 8876 Rev1202                                          Page 2 of 2
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